Exhibit 99.1

AppTech Corp. Engages Innovations Realized LLC to Optimize Operations and Growth Strategies

CARLSBAD, Calif., Feb. 23, 2021 (GLOBE NEWSWIRE) -- AppTech Corp. (“AppTech”)( OTC: APCX), a fintech company, announced today that the company engaged Innovations Realized LLC (“IR”) to oversee the market definition and delivery of several key fintech initiatives. In 2021, AppTech intends to launch its innovative and patented mobile text payment solution in addition to a suite of digital banking and payment acceptance products designed in the B2B and B2C payment and software space. IR’s Digital Transformation platform will help AppTech integrate, design, and execute the newly announced licensing partnership with NEC Payments B.S.C.(c).

The founder and CEO of IR, Ben Jenkins, will be leading this engagement with AppTech. Mr. Jenkins brings a unique blend of enterprise software development and fintech product lifestyle management experience. Together, these teams will be focused on driving market penetration, operational execution, and growth. The IR team, consisting of fintech and growth strategy executives, will guide AppTech through a transformation of their operations. This includes developing, mobilizing, and monetizing their technology platform with the goal of creating best in class customer experiences that drive increased profits over time.

“As we witness a rapid transformation within the fintech space, there is a tremendous ongoing opportunity to innovate and deliver across the ideal customer journey,” said Ben Jenkins. “With the evolution in customer needs and expectations, and advancements in digital payment, banking, and treasury technologies, AppTech has the capabilities across their IP and technology ecosystem to drive customer-focused change. We are extremely excited to partner with AppTech to deliver new, highly engaged experiences to serve their markets.”

Virgil Llapitan, AppTech President and COO, added “Innovations Realized is the ideal partner for AppTech as we attempt to position ourselves as innovators in the fintech industry. We believe we will achieve our lofty growth objectives by leveraging our existing IP and partnering ourselves with talented companies, such as IR.”

About AppTech (OTC: APCX)

AppTech Corp. is a financial technology company utilizing innovative payment processing technologies to complement its core merchant services capabilities. Its patented and proprietary software for merchant services, text marketing and lead generation are licensable or available through a suite of synergistic offerings. AppTech is developing an enterprise-grade text payment system using the simplicity and familiarity of text messaging with multi-factor authentication to ensure security. AppTech also offers digital marketing, software development, mobile app development, website development, website hosting & comprehensive payment processing for brick-and-mortar operations, e-commerce and ACH. For more information about our company, please visit: www.apptechcorp.com.

About Innovations Realized

Innovations Realized delivers digital transformation, operational frameworks and execution strategies to growth, enterprise ISVs, and private equity portfolio companies specifically focused on Fintech and Payments ecosystems. IR focuses on Strategy and Operational Execution, Go to Market Planning and Implementation, Technology Assessments, Partnerships and Investment Due Diligence. Given the complexities and level of knowledge required to be a payment expert, we utilize decades of experience, and industry connections in the payment arena, to streamline the entire process. To learn more about Innovations Realized, and to start monetizing payments in your platform, please visit www. www.innovationsrealized.com.

Forward Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated third quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect AppTech Corp. current expectations and speak only as of the date of this release. Actual results may differ materially from AppTech Corp. current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties. Except as required by law,

AppTech Corp. does not undertake any responsibility to revise or update any forward-looking statements.

Contacts:

AppTech Corp. Investor Relations
ir@apptechcorp.com
(760) 707-5955

James S. Painter III
Emerging Markets Consulting, LLC
jamespainter@emergingmarketsllc.com
(321) 206-6682

Innovations Realized, LLC

Ben Jenkins

Founder & CEO

858-243-4350